SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 19, 2010

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	0-13078	13-3180530
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

76 Beaver Street, 14th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

(a)   Previous independent registered public accounting firm.

As a result of a review process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Capital Gold Corporation (the “Company”), on January 19, 2010, the Company notified Wolinetz, Lafazan & Company, P.C. (“Wolinetz”) that it was dismissed as the Company’s independent registered public accounting firm.  The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Wolinetz.

The reports of Wolinetz on the Company’s financial statements for the fiscal years ended July 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended July 31, 2009 and 2008, and through January 19, 2010, there have been no disagreements with Wolinetz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Wolinetz, would have caused Wolinetz to make reference thereto in its reports on the financial statements.

During the Company’s fiscal years ended July 31, 2009 and 2008, and through January 19, 2010, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Wolinetz with a copy of this Current Report on Form 8-K and requested that Wolinetz furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether Wolinetz agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree.  A copy of the letter from Wolinetz, dated January 22, 2010, is filed as Exhibit 16.1 to this Form 8-K.

(b)   New independent registered public accounting firm.

The Company has engaged BDO Seidman, LLP (“BDO”) as its new independent registered public accounting firm as of January 22, 2010. During the fiscal years ended July 31, 2009 and 2008, and through January 22, 2010, the Company did not consult with BDO regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K. In deciding to select BDO, the Audit Committee reviewed auditor independence issues and existing commercial relationships with BDO and concluded that BDO has no commercial relationship with the Company that would impair its independence.

Item 5.02 (e)    Compensatory Arrangement with Certain Officers

On January 19, 2010, the Compensation Committee of the Board of Directors of the Company approved a new employment agreement (the “Agreement”) for John Brownlie, the Company’s President, Chief Operating Officer and a Director of the Company. The term of the agreement is for three years commencing January 19, 2010, and will automatically extend for consecutive one-year terms unless Mr. Brownlie or the Company notifies the the other party that it does not wish to extend the Agreement.

The Agreement provides for an initial base salary to Mr. Brownlie of $275,000 plus an immediate payment of $375,000 for reaching certain milestones. The Agreement provides for an additional payment upon the accomplishment of other goals. The Agreement also grants Mr. Brownlie 2 million stock options vesting in three equal annual installments beginning on January 19, 2011 and expiring on January 18, 2015.

Other incentive compensation including any bonus shall be determined by the Company. If Mr. Brownlie’s employment is terminated during the term of the agreement by the Company without cause (as defined) or by Mr. Brownlie with good reason (as defined), Mr. Brownlie will receive a bonus payment equal to the prorated amount of his annual bonus based on his date of termination. If Mr. Brownlie’s employment is terminated during the term of the agreement by the Company for cause, Mr. Brownlie foreits his annual bonus.

Mr. Brownlie is prohibited from directly or indirectly competing with the Company during the term of the agreement and for a 30-day period following his termination of employment.

If Mr. Brownlie’s employment is terminated during the term of the Agreement following a change of control (as defined) (i) by the Company for any other reason other than disability (as defined) or cause, (ii) by Mr. Brownlie for good reason or (iii) by Mr. Brownlie for any reason after 30 days following a change in control, then (a) the Company shall pay Mr. Brownlie three times his base salary and any other compensation earned up to the date of termination, including any pro-rata bonus, as well as any unreimbursed expenses and (b) any and all of Mr. Browlie’s outstanding options granted shall become immediately vested and exercisable.

The foregoing description of the Agreement is qualified in its entirety by the copy of the Agreement included as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
10.1*	Employment Agreement between Capital Gold Corporation and John Brownlie, effective January 19, 2010.
16.1	Letter of Wolinetz, Lafazan & Company, P.C., dated January 22, 2010, regarding change in independent registered public accounting firm.

* Portions of this document have been omitted based on a request for confidential  treatment submitted to the SEC. The unredacted document has been separately filed with the SEC. The redacted information is confidential information of Capital Gold Corporation.

Forward Looking Statements

This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Filings) relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the exhibits attached to this Current Report on Form 8-K.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

/s/ Gifford Dieterle
Name: Gifford Dietele
Title: Chief Executive Officer and Treasurer

Dated: January 22, 2010